Rackspace Reports First Quarter Results
•Revenue grew 9.9 percent on a normalized basis compared to Q1 2015
•Revenue grew 7.9 percent on a GAAP basis compared to Q1 2015
•Adjusted EBITDA grew 11.7 percent compared to Q1 2015
•Net income grew 77.5 percent compared to Q1 2015
•Adjusted Free Cash Flow reached a new record of $94 million in Q1 2016
•On a fully diluted basis, GAAP EPS was 37 cents and Non-GAAP EPS was 34 cents in Q1 2016

SAN ANTONIO - May 9, 2016 - Rackspace® (NYSE: RAX), the #1 managed cloud company, today announced financial results for the quarter that ended March 31, 2016.
On a GAAP basis, net revenue for the first quarter of 2016 was $518 million, up 7.9 percent from the first quarter of 2015. These results were adversely affected by shifts in currency exchange rates and the sale of its Jungle Disk business. Adjusted for those factors, on a constant currency basis, net revenue grew 9.9 percent from the first quarter of 2015.
Adjusted EBITDA for the first quarter of 2016 was $179 million, for a margin of 34.5 percent, up 11.7 percent from the first quarter of 2015. Adjusted Free Cash Flow reached a new record of $94 million. Net income for the first quarter of 2016 was $49 million, for a margin of 9.4 percent, up from 5.7 percent in the first quarter of 2015.
For the first quarter of 2016, cash flow from operating activities was $156 million and capital expenditures were $79 million. At the end of the first quarter of 2016, cash and cash equivalents were $534 million, and interest-bearing debt including capital lease obligations totaled $501 million. Return on Capital was 14.4 percent in the first quarter of 2016 compared to 12.3 percent in the first quarter of 2015. The company repurchased $68 million in shares in the first quarter of 2016.
"We've continued to build market power behind our managed cloud strategy," said Taylor Rhodes, president and CEO of Rackspace. "Demand for Rackspace’s managed services for AWS, the Microsoft cloud, and our OpenStack private cloud is scaling rapidly. Collectively, we now deliver expertise and support for more than 400 customers on these cloud platforms, including some of the world’s largest companies and leading brands such as Digitas. While we are experiencing hyper-growth in these new offers, we also continued to reduce our capital intensity and boost our free cash flow."
For the second quarter of 2016, Rackspace expects revenue to be between $519 million and $524 million. Excluding the expected negative impact of currency movements and a small divestiture, we expect our normalized year-over-year growth rate for the quarter to range between 8 percent and 9 percent. For the full year of 2016, Rackspace expects revenue to be between $2.08 billion and $2.16 billion. Excluding the expected negative impact of currency movements and a small divestiture, we expect our normalized growth rate for the year to range between 6 percent and 10 percent. Adjusted EBITDA margins are expected to range between 33 percent and 35 percent for the second quarter and the full year. Capital expenditures as a percent of revenue are expected to range between 20 percent and 22 percent for the full year.

Recent Highlights

Rackspace and Cloud Technology Partners Align Efforts
The new strategic relationship between Rackspace and CTP delivers professional and managed services for enterprises using leading cloud platforms. The combination of Fanatical Support® with CTP’s best-of-breed services provides enterprise customers with a holistic solution for cloud adoption by addressing key areas such as cloud strategy and economics, security and governance, DevOps and automation, and ongoing cloud operations and managed services.

Rackspace Became an AWS DevOps Competency Partner
The DevOps Competency within the AWS Partner Competency Program recognizes members of the AWS Partner Network who have completed a rigorous third-party audit demonstrating their expertise in DevOps practices, tools, and proven customer success. Rackspace customers can access this expertise and 24x7 operational support through Fanatical Support for AWS architects and engineers, who collectively hold more than 260 AWS professional and associate certifications across the globe.

Rackspace Delivers Managed Private Cloud Everywhere
The new OpenStack® Everywhere offering allows companies to run a fully-managed private cloud in any data center around the world without bearing the high cost, risk and operational burden of doing it themselves. This integrated software, hardware and services solution answers CIOs' demand for managed services for private cloud on their own terms -- whether it is in a customer or third-party data center, a Rackspace-supported third-party colocation facility or a Rackspace data center.

Rackspace Expanded OpenStack Leadership with Next Generation Bare Metal Servers
The next generation of OnMetal™ Cloud Servers powered by OpenStack consists of bare metal, single-tenant servers that are API-provisioned in two minutes, providing near-instant scalability and elasticity. The latest version of OnMetal Cloud Servers delivers innovative connectivity between public cloud and dedicated hardware and enables unprecedented hybrid cloud performance.

Rackspace Launched Private Cloud Powered by Red Hat
Rackspace Private Cloud powered by Red Hat® delivers OpenStack private clouds as-a-service using the Red Hat Enterprise Linux® OpenStack Platform. The new offering expands the Rackspace OpenStack-as-a-Service product portfolio, further extending the company's strategy to deliver the most reliable and easy-to-use OpenStack private and hybrid clouds in the world.

Revision of Prior Period Financial Statements

During the first quarter of 2016, we discovered an error in the reporting of the expense associated with certain software licenses for the period from July 2013 through December 2015, which resulted in a reduction to net income (net of the related income tax impact), of $1.4 million, $3.2 million, and $3.8 million in the years ended December 31, 2013, 2014, and 2015, respectively. Since the amount of the error in any prior period was not material, we have retrospectively revised our financial statements to reflect this immaterial correction for these prior periods.

Non-GAAP Financial Information

Adjusted EBITDA, constant currency revenue growth, Return on Capital, Adjusted Free Cash Flow, and Non-GAAP EPS are non-GAAP financial measures. Rackspace believes these measures provide helpful information with respect to evaluating the company's performance. Other companies may calculate non-GAAP measures differently, limiting their usefulness as a comparative measure. The financial statement tables that accompany this press release include reconciliations of non-GAAP financial measures to the most comparable GAAP financial measures.

Conference Call and Webcast
Rackspace's executive management will host a conference call to discuss the results for the first quarter of 2016 starting today at 4:30 p.m. ET.
To access the conference call from the United States and Canada, please dial 877-242-2264; from the United Kingdom, dial 0800-496-1094; and from Hong Kong, dial 800-964-224.

A live webcast and a replay of the conference call, along with an earnings slide presentation, will be available on Rackspace's website, located at ir.rackspace.com.

About Rackspace

Rackspace (NYSE: RAX), the #1 managed cloud company, helps businesses tap the power of cloud computing without the complexity and cost of managing it on their own. Rackspace engineers deliver specialized expertise, easy-to-use tools, and Fanatical Support® for leading technologies developed by AWS, Google, Microsoft, OpenStack, VMware and others. The company serves customers in 120 countries, including a majority of the FORTUNE 100. Rackspace was named a leader in the 2015 Gartner Magic Quadrant for Cloud-Enabled Managed Hosting, and has been honored by Fortune, Forbes, and others as one of the best companies to work for. Learn more at www.rackspace.com.

Forward-Looking Statements

This press release contains forward-looking statements that involve risks, uncertainties and assumptions. If such risks or uncertainties materialize or such assumptions prove incorrect, the results of Rackspace Hosting could differ materially from those expressed or implied by such forward-looking statements and assumptions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including any statements concerning expected operational and financial results, long-term investment strategies, growth plans, expected results from the integration of technologies and acquired businesses, or the performance or market share relating to products and services; any statements of expectation or belief; and any statements or assumptions underlying any of the foregoing. Risks, uncertainties and assumptions include infrastructure failures; the deterioration of economic conditions or fluctuations, disruptions, instability or downturns in the economy; the effectiveness of managing company growth; technological and competitive factors; regulatory factors; and other risks that are described in Rackspace Hosting's Form 10-K for the year ended December 31, 2015, filed with the SEC on February 26, 2016, and subsequent filings and in the 10-Q for the quarter ended March 31, 2016, expected to be filed no later than May 10, 2016. Except as required by law, Rackspace Hosting assumes no obligation to update these forward-looking statements publicly or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

Contacts:

Investor Relations:	Media Relations:
Jessica Drought	Brandon Brunson
210-312-4191	210-312-1357
jessica.drought@rackspace.com	brandon.brunson@rackspace.com

Consolidated Statements of Income (1)
(Unaudited)

	Three Months Ended
(In millions, except per share data)	March 31, 2015	December 31, 2015	March 31, 2016
Net revenue	$480.2	$522.8	$518.1
Costs and expenses:
Cost of revenue	162.8	180.7	180.4
Research and development	32.0	29.8	27.6
Sales and marketing	59.0	58.3	63.7
General and administrative	86.6	90.1	85.7
Depreciation and amortization	96.9	104.0	104.0
Total costs and expenses	437.3	462.9	461.4
Gain on sale	—	—	24.5
Income from operations	42.9	59.9	81.2
Other income (expense):
Interest expense	(0.4)	(6.2)	(10.5)
Interest and other income (expense)	(2.0)	0.5	1.1
Total other income (expense)	(2.4)	(5.7)	(9.4)
Income before income taxes	40.5	54.2	71.8
Income taxes	13.0	23.1	23.0
Net income	$27.5	$31.1	$48.8

Net income per share
Basic	$0.19	$0.23	$0.37
Diluted	$0.19	$0.23	$0.37

Weighted average number of shares outstanding
Basic	141.4	133.3	130.3
Diluted	144.2	134.2	131.0

(1)	Prior periods have been revised. Refer to "Revision of Prior Period Financial Statements" contained elsewhere in this document for more information.

Consolidated Balance Sheets (1)

(In millions)	December 31, 2015	March 31, 2016
		(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$484.7	$534.2
Accounts receivable, net of allowance for doubtful accounts and customer credits of $7.3 as of December 31, 2015 and $8.1 as of March 31, 2016	174.4	170.9
Prepaid expenses	46.6	49.3
Other current assets	12.7	10.9
Total current assets	718.4	765.3

Property and equipment, net	1,148.0	1,115.2
Goodwill	81.1	80.4
Intangible assets, net	9.1	6.8
Other non-current assets	57.6	57.7
Total assets	$2,014.2	$2,025.4

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$136.3	$145.1
Accrued compensation and benefits	57.3	58.2
Income and other taxes payable	12.0	9.7
Deferred revenue	29.6	27.5
Capital lease obligations	1.7	0.9
Total current liabilities	236.9	241.4

Non-current liabilities:
Debt	492.4	492.6
Finance lease obligations for build-to-suit leases	164.3	161.5
Deferred income taxes	54.8	57.5
Deferred rent	49.5	49.5
Deferred revenue	1.6	1.5
Capital lease obligations	0.2	0.4
Other liabilities	46.4	45.1
Total liabilities	1,046.1	1,049.5

Commitments and Contingencies

Stockholders' equity:
Common stock	0.1	0.1
Additional paid-in capital	834.5	846.8
Accumulated other comprehensive loss	(36.2)	(43.2)
Retained earnings	169.7	172.2
Total stockholders’ equity	968.1	975.9
Total liabilities and stockholders’ equity	$2,014.2	$2,025.4

(1)	Prior periods have been revised. Refer to "Revision of Prior Period Financial Statements" contained elsewhere in this document for more information.

Consolidated Statements of Cash Flows (1)
(Unaudited)

	Three Months Ended
(In millions)	March 31, 2015	December 31, 2015	March 31, 2016
Cash Flows From Operating Activities
Net income	$27.5	$31.1	$48.8
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	96.9	104.0	104.0
Deferred income taxes	(15.3)	29.5	2.4
Share-based compensation expense	20.0	18.1	17.8
Excess tax benefits from share-based compensation arrangements	(20.2)	2.9	(15.8)
Gain on sale	—	—	(24.5)
Other operating activities	2.8	2.7	4.0
Changes in operating assets and liabilities:
Accounts receivable	(1.8)	(2.0)	(0.5)
Prepaid expenses and other current assets	0.8	7.9	(1.0)
Accounts payable, accrued expenses, and other current liabilities	26.9	3.5	20.8
Deferred revenue	4.3	(0.4)	(2.0)
Deferred rent	0.4	0.1	(0.3)
Other non-current assets and liabilities	3.0	6.6	2.5
Net cash provided by operating activities	145.3	204.0	156.2
Cash Flows From Investing Activities
Purchases of property and equipment	(92.5)	(143.0)	(82.9)
Proceeds from sale	—	—	27.0
All other investing activities	0.7	0.1	(3.0)
Net cash used in investing activities	(91.8)	(142.9)	(58.9)
Cash Flows From Financing Activities
Proceeds from debt	—	500.0	—
Repayments of debt	(25.1)	(140.0)	—
Payments for debt issuance costs	—	(8.3)	(0.4)
Proceeds from finance lease obligations for build-to-suit leases	—	3.7	—
Principal payments of capital and build-to-suit leases	(5.6)	(1.7)	(0.8)
Payments for deferred acquisition obligations	(0.1)	—	—
Repurchase of common stock	—	(116.9)	(60.8)
Shares of common stock withheld for employee taxes	—	—	(0.3)
Proceeds from employee stock plans	21.8	3.1	0.2
Excess tax benefits from share-based compensation arrangements	20.2	(2.9)	15.8
Net cash provided by (used in) financing activities	11.2	237.0	(46.3)
Effect of exchange rate changes on cash and cash equivalents	(2.5)	(2.4)	(1.5)
Increase in cash and cash equivalents	62.2	295.7	49.5
Cash and cash equivalents, beginning of period	213.5	189.0	484.7
Cash and cash equivalents, end of period	$275.7	$484.7	$534.2
Supplemental Cash Flow Information
Non-cash purchases of property and equipment (2)	$(2.3)	$(46.5)	$(4.1)
Accrual for repurchases of common stock not yet settled	$—	$—	$6.8

(1)	Prior periods have been revised. Refer to "Revision of Prior Period Financial Statements" contained elsewhere in this document for more information.

(2)	Non-cash purchases of property and equipment primarily represents changes in amounts accrued but not yet paid.

Key Metrics - Quarter to Date (1)
(Unaudited)

	Three Months Ended
(Dollar amounts in millions, except average monthly revenue per server)	March 31, 2015	June 30, 2015	September 30, 2015	December 31, 2015	March 31, 2016
Growth
Net revenue	$480.2	$489.4	$508.9	$522.8	$518.1
Revenue growth (year over year)	14.1%	11.0%	10.7%	10.7%	7.9%
Constant currency revenue growth (year over year)	16.6%	13.7%	12.9%	12.0%	9.2%

Number of employees (Rackers) at period end	5,964	6,115	6,177	6,189	6,203
Number of servers deployed at period end (2)	114,105	116,329	118,654	118,177	116,507
Average monthly revenue per server	$1,412	$1,416	$1,444	$1,472	$1,472

Profitability
Income from operations	$42.9	$42.2	$55.0	$59.9	$81.2
Depreciation and amortization	$96.9	$97.7	$101.3	$104.0	$104.0
Share-based compensation expense	$20.0	$20.4	$19.6	$18.1	$17.8
Gain on sale	$—	$—	$—	$—	$(24.5)
Adjusted EBITDA (3)	$159.8	$160.3	$175.9	$182.0	$178.5

Adjusted EBITDA margin	33.3%	32.8%	34.6%	34.8%	34.5%

Operating income margin	8.9%	8.6%	10.8%	11.5%	15.7%

Income from operations	$42.9	$42.2	$55.0	$59.9	$81.2
Adjustment for gain on sale	$—	$—	$—	$—	$(24.5)
Adjustment for build-to-suit lease impact (4)	$—	$(0.4)	$(1.1)	$(2.3)	$(2.2)
Income from operations, adjusted	$42.9	$41.8	$53.9	$57.6	$54.5
Effective tax rate	32.2%	32.2%	30.4%	42.6%	32.1%
Net operating profit after tax (NOPAT) (3)	$29.1	$28.4	$37.5	$33.1	$37.0
NOPAT margin	6.1%	5.8%	7.4%	6.3%	7.1%

Capital efficiency and returns
Interest bearing debt (5)	$10.8	$6.9	$143.6	$501.9	$501.3
Stockholders' equity	$1,147.4	$1,233.9	$1,042.0	$968.1	$975.9
Less: Excess cash	$(218.1)	$(258.4)	$(128.0)	$(422.0)	$(472.0)
Capital base	$940.1	$982.4	$1,057.6	$1,048.0	$1,005.2
Average capital base	$947.0	$961.2	$1,020.0	$1,052.8	$1,026.6
Capital turnover (annualized)	2.03	2.04	2.00	1.99	2.02

Return on capital (annualized) (3)	12.3%	11.8%	14.7%	12.6%	14.4%

	Three Months Ended
(Dollar amounts in millions, except average monthly revenue per server)	March 31, 2015	June 30, 2015	September 30, 2015	December 31, 2015	March 31, 2016
Capital expenditures
Cash purchases of property and equipment	$92.5	$104.7	$134.7	$143.0	$82.9
Non-cash purchases of property and equipment (6)	$(2.3)	$46.9	$(7.0)	$(46.5)	$(4.1)
Total capital expenditures	$90.2	$151.6	$127.7	$96.5	$78.8

Customer gear	$58.7	$117.3	$87.1	$61.8	$46.2
Data center build outs	$13.4	$15.8	$18.8	$10.6	$13.1
Office build outs	$2.3	$3.3	$6.1	$7.8	$0.3
Capitalized software and other projects	$15.8	$15.2	$15.7	$16.3	$19.2
Total capital expenditures	$90.2	$151.6	$127.7	$96.5	$78.8

Infrastructure capacity and utilization
Megawatts under contract at period end (7)	63.2	63.6	63.6	62.2	62.2
Megawatts available for customer use at period end (8)	52.0	54.1	55.3	54.4	56.0
Megawatts utilized at period end	31.0	31.6	32.7	32.2	32.1
Annualized net revenue per average Megawatt of power utilized	$62.5	$62.5	$63.3	$64.5	$64.5

(1)	Prior periods have been revised. Refer to "Revision of Prior Period Financial Statements" contained elsewhere in this document for more information.

(2)
During the fourth quarter of 2015, we decommissioned approximately 2,400 servers in order to replace older, less efficient gear and also as part of the migration of customers from existing data centers to our new London data center. The process of replacing older, less efficient gear continued in Q1 2016 as approximately 1,600 additional servers were decommissioned.

(3)	See discussion and reconciliation of our Non-GAAP financial measures to the most comparable GAAP measures.

(4)
Reflects additional expense we would have expected to record if our build-to-suit lease arrangements had been deemed operating leases instead of finance lease obligations for build-to-suit leases. Calculated as the excess of estimated straight-line rent expense over actual depreciation expense for completed real estate projects under build-to-suit lease arrangements.

(5)	Includes the outstanding principal amount of debt and capital lease obligations.

(6)	Non-cash purchases of property and equipment primarily represents changes in amounts accrued but not yet paid.

(7)	Megawatts under contract at period end represents data center capacity for which we have a contract enabling us to take control of the space.

(8)	Megawatts available for customer use at period end represents data center capacity that is built-out and is being used to provide service to customers.

Consolidated Quarterly Statements of Income (1)
(Unaudited)

	Three Months Ended
(In millions)	March 31, 2015	June 30, 2015	September 30, 2015	December 31, 2015	March 31, 2016
Net revenue	$480.2	$489.4	$508.9	$522.8	$518.1
Costs and expenses:
Cost of revenue	162.8	165.4	172.7	180.7	180.4
Research and development	32.0	33.2	29.9	29.8	27.6
Sales and marketing	59.0	64.4	61.8	58.3	63.7
General and administrative	86.6	86.5	88.2	90.1	85.7
Depreciation and amortization	96.9	97.7	101.3	104.0	104.0
Total costs and expenses	437.3	447.2	453.9	462.9	461.4
Gain on sale	—	—	—	—	24.5
Income from operations	42.9	42.2	55.0	59.9	81.2
Other income (expense):
Interest expense	(0.4)	(1.9)	(2.8)	(6.2)	(10.5)
Interest and other income (expense)	(2.0)	1.4	(1.1)	0.5	1.1
Total other income (expense)	(2.4)	(0.5)	(3.9)	(5.7)	(9.4)
Income before income taxes	40.5	41.7	51.1	54.2	71.8
Income taxes	13.0	13.4	15.6	23.1	23.0
Net income	$27.5	$28.3	$35.5	$31.1	$48.8

	Three Months Ended
(Percent of net revenue)	March 31, 2015	June 30, 2015	September 30, 2015	December 31, 2015	March 31, 2016
Net revenue	100.0%	100.0%	100.0%	100.0%	100.0%
Costs and expenses:
Cost of revenue	33.9%	33.8%	34.0%	34.6%	34.8%
Research and development	6.7%	6.8%	5.9%	5.7%	5.3%
Sales and marketing	12.3%	13.2%	12.1%	11.2%	12.3%
General and administrative	18.0%	17.7%	17.3%	17.2%	16.6%
Depreciation and amortization	20.2%	20.0%	19.9%	19.9%	20.1%
Total costs and expenses	91.1%	91.4%	89.2%	88.5%	89.1%
Gain on sale	—%	—%	—%	—%	4.7%
Income from operations	8.9%	8.6%	10.8%	11.5%	15.7%
Other income (expense):
Interest expense	(0.1)%	(0.4)%	(0.5)%	(1.2)%	(2.0)%
Interest and other income (expense)	(0.4)%	0.3%	(0.2)%	0.1%	0.2%
Total other income (expense)	(0.5)%	(0.1)%	(0.8)%	(1.1)%	(1.8)%
Income before income taxes	8.5%	8.5%	10.0%	10.4%	13.9%
Income taxes	2.7%	2.7%	3.1%	4.4%	4.4%
Net income	5.7%	5.8%	7.0%	6.0%	9.4%
Due to rounding, totals may not equal the sum of the line items in the table above.

(1)	Prior periods have been revised. Refer to "Revision of Prior Period Financial Statements" contained elsewhere in this document for more information.

Non-GAAP Financial Measures

Adjusted EBITDA (1)

We use Adjusted EBITDA as a supplemental measure to review and assess our performance. Adjusted EBITDA is a metric that is used by analysts and investors for comparative and valuation purposes. We disclose this metric in order to support and facilitate the dialogue with research analysts and investors.

We define Adjusted EBITDA as net income, plus income taxes, total other (income) expense, depreciation and amortization, non-cash charges for share-based compensation, and gain on sale. The following table presents a reconciliation of Adjusted EBITDA to net income.

	Three Months Ended
(In millions)	March 31, 2015	June 30, 2015	September 30, 2015	December 31, 2015	March 31, 2016
Net revenue	$480.2	$489.4	$508.9	$522.8	$518.1

Income from operations	$42.9	$42.2	$55.0	$59.9	$81.2

Net income	$27.5	$28.3	$35.5	$31.1	$48.8
Plus: Income taxes	13.0	13.4	15.6	23.1	23.0
Plus: Total other (income) expense	2.4	0.5	3.9	5.7	9.4
Plus: Depreciation and amortization	96.9	97.7	101.3	104.0	104.0
Plus: Share-based compensation expense	20.0	20.4	19.6	18.1	17.8
Less: Gain on sale	—	—	—	—	(24.5)
Adjusted EBITDA	$159.8	$160.3	$175.9	$182.0	$178.5

Operating income margin	8.9%	8.6%	10.8%	11.5%	15.7%

Adjusted EBITDA margin	33.3%	32.8%	34.6%	34.8%	34.5%

(1)	Prior periods have been revised. Refer to "Revision of Prior Period Financial Statements" contained elsewhere in this document for more information.

Constant Currency Revenue Growth

We use constant currency revenue growth as an additional metric for understanding and assessing our growth excluding the effect of foreign currency rate fluctuations on our international business operations. We also believe this is an important metric to help investors evaluate our performance in comparison to prior periods. The information presented is calculated by translating current period results using the average exchange rate from the comparative period rather than the actual exchange rates in effect during the respective period. The following table presents a reconciliation of constant currency revenue growth.

	Three Months Ended
(In millions)	Net Revenue	Foreign Currency Translation	Net Revenue in Constant Currency	Jungle Disk Adjustment	Net Revenue in Constant Currency, Adjusted for Jungle Disk
March 31, 2016	$518.1	$6.4	$524.5	$(0.2)	$524.3
March 31, 2015	480.2	—	480.2	(3.0)	477.2
Dollar change	$37.9		$44.3		$47.1
Percent change	7.9%		9.2%		9.9%

December 31, 2015	$522.8	$6.3	$529.1
December 31, 2014	472.5	—	472.5
Dollar change	$50.3		$56.6
Percent change	10.7%		12.0%

September 30, 2015	$508.9	$10.2	$519.1
September 30, 2014	459.7	—	459.7
Dollar change	$49.2		$59.4
Percent change	10.7%		12.9%

June 30, 2015	$489.4	$12.1	$501.5
June 30, 2014	441.2	—	441.2
Dollar change	$48.2		$60.3
Percent change	11.0%		13.7%

March 31, 2015	$480.2	$10.9	$491.1
March 31, 2014	421.0	—	421.0
Dollar change	$59.2		$70.1
Percent change	14.1%		16.6%

Return on Capital ("ROC") (1)

We believe that ROC is an important metric for investors in evaluating our company’s performance. ROC measures how effectively a company generates profits from the capital that is deployed. We calculate ROC by dividing net operating profit after tax by our average capital base. The following table presents a reconciliation of ROC to return on assets, which we calculate directly from amounts on the Consolidated Statements of Income and the Consolidated Balance Sheets.

	Three Months Ended
(In millions)	March 31, 2015	June 30, 2015	September 30, 2015	December 31, 2015	March 31, 2016
Income from operations	$42.9	$42.2	$55.0	$59.9	$81.2
Adjustment for gain on sale	—	—	—	—	(24.5)
Adjustment for build-to-suit lease impact (2)	—	(0.4)	(1.1)	(2.3)	(2.2)
Income from operations, adjusted	$42.9	$41.8	$53.9	$57.6	$54.5
Effective tax rate	32.2%	32.2%	30.4%	42.6%	32.1%
Net operating profit after tax (NOPAT)	$29.1	$28.4	$37.5	$33.1	$37.0

Net income	$27.5	$28.3	$35.5	$31.1	$48.8

Total assets at period end	$1,685.4	$1,826.6	$1,749.2	$2,014.2	$2,025.4
Add: Unamortized debt issuance costs (3)	—	—	—	7.6	7.4
Less: Excess cash (4)	(218.1)	(258.4)	(128.0)	(422.0)	(472.0)
Less: Accounts payable and accrued expenses, accrued compensation and benefits, and income and other taxes payable	(214.8)	(256.4)	(236.9)	(205.6)	(213.0)
Less: Deferred revenue (current and non-current)	(26.1)	(29.7)	(31.8)	(31.2)	(29.0)
Less: Other non-current liabilities, deferred income taxes, deferred rent, and finance lease obligations for build-to-suit leases	(286.3)	(299.7)	(294.9)	(315.0)	(313.6)
Capital base	$940.1	$982.4	$1,057.6	$1,048.0	$1,005.2

Average total assets	$1,650.7	$1,756.0	$1,787.9	$1,881.7	$2,019.8
Average capital base	$947.0	$961.2	$1,020.0	$1,052.8	$1,026.6

Return on assets (annualized)	6.7%	6.4%	8.0%	6.6%	9.7%
Return on capital (annualized)	12.3%	11.8%	14.7%	12.6%	14.4%

(1)	Prior periods have been revised. Refer to "Revision of Prior Period Financial Statements" contained elsewhere in this document for more information.

(2)
Reflects additional expense we would have expected to record if our build-to-suit lease arrangements had been deemed operating leases instead of finance lease obligations for build-to-suit leases. Calculated as the excess of estimated straight-line rent expense over actual depreciation expense for completed real estate projects under build-to-suit lease arrangements.

(3)	Amount recorded as a direct deduction from the carrying value of the long-term debt liability in the consolidated balance sheets

(4)
Defined as the amount of cash and cash equivalents that exceeds our operating cash requirements, which is calculated as three percent of our annualized net revenue for the three months prior to the period end.

Adjusted Free Cash Flow (1)

We believe that Adjusted Free Cash Flow is a performance metric used by investors to evaluate the strength and performance of a company's ongoing business. We define Adjusted Free Cash Flow as Adjusted EBITDA plus non-cash deferred rent, less total capital expenditures (including non-cash purchases of property and equipment), cash payments for interest and cash payments for income taxes. The following table presents a reconciliation of Adjusted Free Cash Flow to Adjusted EBITDA as a supplement to our reconciliation of Adjusted EBITDA to net income provided above.

	Three Months Ended
(In millions)	March 31, 2015	March 31, 2016
Adjusted EBITDA	$159.8	$178.5
Non-cash deferred rent	0.4	(0.3)
Total capital expenditures	(90.2)	(78.8)
Cash payments for interest, net of interest received	(0.3)	(1.7)
Cash payments for income taxes, net of refunds	(3.8)	(3.6)
Adjusted free cash flow	$65.9	$94.1

(1)	Prior periods have been revised. Refer to "Revision of Prior Period Financial Statements" contained elsewhere in this document for more information.

Non-GAAP EPS (1)

Non-GAAP Net Income and Non-GAAP EPS are used as supplemental measures to facilitate comparisons to peer companies. Non-GAAP Net Income is defined as net income excluding non-cash charges for share-based compensation and other items that may arise from time to time, net of the related tax benefits. Non-GAAP EPS is calculated using Non-GAAP Net Income divided by the weighted-average number of shares on both an unadjusted basis and as adjusted to give effect to dilutive securities. The following table presents a reconciliation of these non-GAAP financial measures.

	Three Months Ended
(In millions, except per share data)	March 31, 2015	June 30, 2015	September 30, 2015	December 31, 2015	March 31, 2016
Net income	$27.5	$28.3	$35.5	$31.1	$48.8

Adjustments:
Share-based compensation expense	20.0	20.4	19.6	18.1	17.8
Gain on sale	—	—	—	—	(24.5)
Total adjustments	20.0	20.4	19.6	18.1	(6.7)
Income tax expense (benefit) (2)	(6.5)	(6.6)	(5.9)	(8.2)	2.1
Total adjustments, net of tax	13.5	13.8	13.7	9.9	(4.6)

Non-GAAP net income	$41.0	$42.1	$49.2	$41.0	$44.2

Net income per share ("GAAP EPS")
Basic	$0.19	$0.20	$0.26	$0.23	$0.37
Diluted	$0.19	$0.20	$0.25	$0.23	$0.37

Non-GAAP net income per share ("Non-GAAP EPS")
Basic	$0.29	$0.30	$0.35	$0.31	$0.34
Diluted	$0.28	$0.29	$0.35	$0.31	$0.34

Weighted average number of shares outstanding
Basic	141.4	142.4	139.0	133.3	130.3
Diluted	144.2	144.5	140.6	134.2	131.0

(1)	Prior periods have been revised. Refer to "Revision of Prior Period Financial Statements" contained elsewhere in this document for more information.

(2)	Based on the GAAP effective tax rate for the period.